Exhibit 99.1

EARNINGS RELEASE PR Contact: Laurie Schalow (949) 524-4035 MediaRelations@chipotle.com

IR Contact: Cindy Olsen, CFA (949) 524-4205 Cindy.Olsen@chipotle.com
CHIPOTLE ANNOUNCES FIRST QUARTER 2024 RESULTS
COMPARABLE SALES INCREASE 7% DRIVEN BY OVER 5% TRANSACTION GROWTH AS MARGINS EXPAND

NEWPORT BEACH, Calif. – April 24, 2024 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its first quarter ended March 31, 2024.
First quarter highlights, year over year:
•Total revenue increased 14.1% to $2.7 billion
•Comparable restaurant sales increased 7.0%
•Operating margin was 16.3%, an increase from 15.5%
•Restaurant level operating margin was 27.5%1, an increase of 190 basis points
•Diluted earnings per share was $13.01, a 23.9% increase from $10.50. Adjusted diluted earnings per share, which excluded a $0.36 after-tax impact from an increase in legal reserves, was $13.371, a 27.3% increase from $10.501.
•Opened 47 new restaurants with 43 locations including a Chipotlane

"We had another outstanding quarter driven by our improvement in throughput and successful marketing initiatives, including Braised Beef Barbacoa and Chicken Al Pastor, which drove strong sales and transactions. The results we are seeing from our focus on developing exceptional people, preparing delicious food and fast throughput gives me confidence that we can achieve our long-term target of more than doubling our business in North America and expanding internationally,” said Brian Niccol, Chairman and CEO, Chipotle.
Results for the three months ended March 31, 2024:
Total revenue in the first quarter was $2.7 billion, an increase of 14.1% compared to the first quarter of 2023. The increase in total revenue was driven by new restaurant openings and a 7.0% increase in comparable restaurant sales due to higher transactions of 5.4% and a 1.6% increase in average check. Digital sales represented 36.5% of total food and beverage revenue.
We opened 47 new restaurants during the first quarter with 43 locations including a Chipotlane. These formats continue to perform well and are helping enhance guest access and convenience, as well as increase new restaurant sales, margins, and returns.
Food, beverage and packaging costs in the first quarter were 28.8% of total revenue, a decrease of about 40 basis points compared to the first quarter of 2023. The decrease was primarily due to menu price increases from October 2023, partially offset by inflation across several ingredient costs, primarily beef and produce, and a protein mix headwind from the successful Braised Beef Barbacoa marketing initiative.
Restaurant level operating margin in the first quarter was 27.5%1 compared to 25.6% in the first quarter of 2023. The improvement was primarily driven by the benefit of sales leverage, partially offset by wage and ingredient inflation.
1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

General and administrative expenses for the first quarter were $204.6 million on a GAAP basis, or $191.4 million1 on a non-GAAP basis, excluding a $13.3 million increase in legal reserves. GAAP and non-GAAP general and administrative expenses for the first quarter also include $125.8 million of underlying general and administrative expenses, $34.3 million of non-cash stock compensation, $21.0 million for our biennial All Managers Conference held in the first quarter of 2024, and $9.9 million of payroll taxes on equity vesting and exercises and higher performance-based accruals.
The effective income tax rate for the first quarter was 22.0% compared to 22.5% in the first quarter of 2023. The decrease in the effective income tax rate was primarily due to an increase in tax benefits from option exercises and equity vesting.

Net income for the first quarter was $359.3 million, or $13.01 per diluted share, compared to $291.6 million, or $10.50 per diluted share in the first quarter of 2023. In the first quarter of 2024, excluding the $0.36 after-tax impact from an increase in legal reserves, adjusted net income was $369.3 million1 and adjusted diluted earnings per share was $13.371.
During the first quarter we repurchased $25.0 million of stock at an average price per share of $2,320. Due to the timing of our announcement of a 50 for 1 stock split, we were unable to repurchase our shares for most of the quarter. We plan to resume opportunistically repurchasing our shares when the trading window opens on April 26, 2024. As of March 31, 2024, $399.1 million remained available under share repurchase authorizations from our Board of Directors. The repurchase authorization may be modified, suspended, or discontinued at any time.
More information will be available in our Quarterly Report on Form 10-Q, which will be filed with the SEC by the end of April.
Outlook
For 2024, management is anticipating the following:
•Full year comparable restaurant sales growth in the mid to high-single digit range
•285 to 315 new restaurant openings with over 80% having a Chipotlane
•An estimated underlying effective full year tax rate between 25% and 27% before discrete items
Definitions
The following definitions apply to these terms as used throughout this release:
•Comparable restaurant sales, or sales comps, and comparable restaurant transactions, represent the change in period-over-period total revenue or transactions for restaurants in operation for at least 13 full calendar months.
•Average restaurant sales refer to the average trailing 12-month food and beverage revenue for restaurants in operation for at least 12 full calendar months.
•Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.
•Digital sales represent food and beverage revenue generated through the Chipotle website, Chipotle app or third-party delivery aggregators. Digital sales include revenue deferrals associated with Chipotle Rewards.
Conference Call Details
Chipotle will host a conference call on Wednesday, April 24, 2024, at 4:30 PM Eastern time to discuss first quarter 2024 financial results as well as provide a business update for the second quarter 2024.
The conference call can be accessed live over the phone by dialing 1-888-317-6003, or for international callers by dialing 1-412-317-6061, and use code: 7358132. The call will be webcast live from the company's website on the investor relations page at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.
1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

About Chipotle
Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. Chipotle had nearly 3,500 restaurants as of March 31, 2024, in the United States, Canada, the United Kingdom, France and Germany and is the only restaurant company of its size that owns and operates all its restaurants in North America and Europe. Chipotle is ranked on the Fortune 500 and is recognized on Fortune’s Most Admired Companies 2024 list and Time Magazine’s Most Influential Companies. With over 120,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.
Forward-Looking Statements
Certain statements in this press release and in the April 24, 2024, conference call are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements under “Outlook” about our anticipated full year 2024 comparable restaurant sales growth, goals for number of new restaurant openings, and estimated underlying effective full year tax rate, as well as statements about expected restaurants with Chipotlanes, our ability to achieve our long-term target of more than doubling our business in North America and expanding internationally, our rate of expansion, future labor costs, future general and administrative and other costs, future estimated tax rates and future long-term prospects. We use words such as “anticipate”, “believe”, “could”, “should”, “may”, “approximately”, “estimate”, “expect”, “intend”, “project”, “target”, "goal" and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: increasing wage inflation, including as a result of regulations such as California AB 1228, and the competitive labor market, which impacts our ability to attract and retain qualified employees and has resulted in occasional staffing shortages; the impact of any union organizing efforts and our responses to such efforts; increasing supply costs; risks of food safety incidents and food-borne illnesses; risks associated with our reliance on certain information technology systems and potential material failures or interruptions; privacy and cyber security risks, including risk of breaches, unauthorized access, theft, modification, destruction or ransom of guest or employee personal or confidential information stored on our network or the network of third party providers; the impact of competition, including from sources outside the restaurant industry; the financial impact of increasing our average hourly wages; the impact of federal, state or local government regulations relating to our employees, employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to achieve our planned growth, such as the costs and availability of suitable new restaurant sites, construction materials and contractors; the expected costs and risks related to our international expansion through franchise restaurants in the Middle East; increases in ingredient and other operating costs due to inflation, global conflicts, climate change, our Food with Integrity philosophy, tariffs or trade restrictions; intermittent supply shortages relating to our Food with Integrity philosophy, rapid expansion and supply chain shortages; the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in guests' perceptions of our brand, including as a result of actual or rumored food safety concerns or other negative publicity, decreased consumer spending (including as a result of higher inflation, mass layoffs, fear of possible recession and higher energy prices), or the inability to increase menu prices or realize the benefits of menu price increases; risks associated with our digital business, including risks arising from our reliance on third party delivery services; risks relating to litigation, including possible governmental actions and potential class action litigation related to food safety incidents, cybersecurity incidents, employment or privacy laws, advertising claims or other matters; and other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

CHIPOTLE MEXICAN GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2024		2023
Food and beverage revenue	$2,684,447	99.4%	$2,351,009	99.3%
Delivery service revenue	17,401	0.6	17,571	0.7
Total revenue	2,701,848	100.0	2,368,580	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	779,076	28.8	692,559	29.2
Labor	659,450	24.4	583,794	24.6
Occupancy	135,699	5.0	121,931	5.1
Other operating costs	385,773	14.3	363,206	15.3
General and administrative expenses	204,625	7.6	148,340	6.3
Depreciation and amortization	83,243	3.1	76,585	3.2
Pre-opening costs	7,211	0.3	6,198	0.3
Impairment, closure costs, and asset disposals	5,479	0.2	8,361	0.4
Total operating expenses	2,260,556	83.7	2,000,974	84.5
Income from operations	441,292	16.3	367,606	15.5
Interest and other income, net	19,364	0.7	8,949	0.4
Income before income taxes	460,656	17.0	376,555	15.9
Provision for income taxes	101,369	3.8	84,911	3.6
Net income	$359,287	13.3%	$291,644	12.3%
Earnings per share:
Basic	$13.09		$10.56
Diluted	$13.01		$10.50
Weighted-average common shares outstanding:
Basic	27,444		27,624
Diluted	27,624		27,788

CHIPOTLE MEXICAN GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$727,394	$560,609
Accounts receivable, net	89,836	115,535
Inventory	37,947	39,309
Prepaid expenses and other current assets	98,118	117,462
Income tax receivable	-	52,960
Investments	692,474	734,838
Total current assets	1,645,769	1,620,713
Leasehold improvements, property and equipment, net	2,202,739	2,170,038
Long-term investments	776,815	564,488
Restricted cash	26,138	25,554
Operating lease assets	3,670,983	3,578,548
Other assets	66,866	63,082
Goodwill	21,939	21,939
Total assets	$8,411,249	$8,044,362
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$196,866	$197,646
Accrued payroll and benefits	142,425	227,537
Accrued liabilities	171,612	147,688
Unearned revenue	187,317	209,680
Current operating lease liabilities	254,144	248,074
Income tax payable	44,989	-
Total current liabilities	997,353	1,030,625
Long-term operating lease liabilities	3,903,353	3,803,551
Deferred income tax liabilities	84,229	89,109
Other liabilities	64,985	58,870
Total liabilities	5,049,920	4,982,155
Shareholders' equity:
Preferred stock, $0.01 par value, 600,000 shares authorized, no shares issued as of March 31, 2024 and December 31, 2023, respectively	-	-
Common stock, $0.01 par value, 230,000 shares authorized, 37,563 and 37,483 shares issued as of March 31, 2024 and December 31, 2023, respectively	376	375
Additional paid-in capital	1,994,950	1,956,160
Treasury stock, at cost, 10,096 and 10,057 common shares as of March 31, 2024 and December 31, 2023, respectively	(5,042,319)	(4,944,656)
Accumulated other comprehensive loss	(7,950)	(6,657)
Retained earnings	6,416,272	6,056,985
Total shareholders' equity	3,361,329	3,062,207
Total liabilities and shareholders' equity	$8,411,249	$8,044,362

CHIPOTLE MEXICAN GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2024	2023
Operating activities
Net income	$359,287	$291,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	83,243	76,585
Deferred income tax provision	(4,890)	(486)
Impairment, closure costs, and asset disposals	4,209	8,152
Provision for credit losses	(412)	500
Stock-based compensation expense	36,003	20,084
Other	835	(2,810)
Changes in operating assets and liabilities:
Accounts receivable	26,146	39,659
Inventory	1,331	1,086
Prepaid expenses and other current assets	16,291	(14,569)
Operating lease assets	64,797	59,135
Other assets	1,561	3,277
Accounts payable	12,588	(2,732)
Accrued payroll and benefits	(85,289)	(53,428)
Accrued liabilities	25,322	17,009
Unearned revenue	(19,358)	(22,653)
Income tax payable/receivable	97,960	85,400
Operating lease liabilities	(51,537)	(51,584)
Other long-term liabilities	1,147	767
Net cash provided by operating activities	569,234	455,036
Investing activities
Purchases of leasehold improvements, property and equipment	(132,703)	(120,369)
Purchases of investments	(366,798)	(214,819)
Maturities of investments	198,462	99,639
Net cash used in investing activities	(301,039)	(235,549)
Financing activities
Acquisition of treasury stock	(27,005)	(126,709)
Tax withholding on stock-based compensation awards	(72,654)	(67,185)
Other financing activities	(415)	11
Net cash used in financing activities	(100,074)	(193,883)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(752)	290
Net change in cash, cash equivalents, and restricted cash	167,369	25,894
Cash, cash equivalents, and restricted cash at beginning of period	586,163	408,966
Cash, cash equivalents, and restricted cash at end of period	$753,532	$434,860
Supplemental disclosures of cash flow information
Income taxes paid (refunded)	$7,859	$(245)
Purchases of leasehold improvements, property and equipment accrued in accounts payable and accrued liabilities	$64,207	$63,745
Acquisition of treasury stock accrued in accounts payable and accrued liabilities	$3,646	$9,422

CHIPOTLE MEXICAN GRILL, INC.
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)

	For the three months ended
	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Number of restaurants opened	47	121	62	47	41
Chipotle permanent closures	(3)	(2)	(1)	-	-
Chipotle relocations	(2)	(3)	(2)	(3)	(4)
Non-Chipotle permanent closures	-	-	(6)	-	-
Number of restaurants at end of period	3,479	3,437	3,321	3,268	3,224
Average restaurant sales	$3,082	$3,018	$2,972	$2,941	$2,892
Comparable restaurant sales increase	7.0%	8.4%	5.0%	7.4%	10.9%

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The following tables provide a reconciliation of non-GAAP financial measures presented in the text above to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Adjusted net income is net income excluding expenses related to certain legal proceedings. Adjusted general and administrative expense is general and administrative expense excluding expenses related to certain legal proceedings. The adjusted effective income tax rate is the effective income tax rate adjusted to reflect the after tax impact of non-GAAP adjustments. Restaurant Level Operating Margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of food, beverage and packaging, labor, occupancy and other operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other costs that are essential to conduct our business. Management uses restaurant level operating margin as a measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments are intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in evaluating the company’s performance. Our adjusted net income, adjusted diluted earnings per share, adjusted general and administrative expenses, adjusted effective income tax rate and restaurant level operating margin measures may not be comparable to other companies’ adjusted measures. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, our results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Net Income and Adjusted Diluted Earnings per Share
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2024	2023
Net income	$359,287	$291,644
Non-GAAP adjustments:
Legal proceedings(1)	13,275	-
Total non-GAAP adjustments	$13,275	$-
Tax effect of non-GAAP adjustments above(2)	$(3,307)	$-
After tax impact of non-GAAP adjustments	$9,968	$-
Adjusted net income	$369,255	$291,644

Diluted weighted-average number of common shares outstanding	27,624	27,788
Diluted earnings per share	$13.01	$10.50
Adjusted diluted earnings per share	$13.37	$10.50
(1)Charges for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(2)Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted General and Administrative Expenses
(in thousands)
(unaudited)

	Three months ended March 31,
	2024	2023
General and administrative expenses	$204,625	$148,340
Non-GAAP adjustments:
Legal proceedings(1)	(13,275)	-
Total non-GAAP adjustments	(13,275)	-
Adjusted general and administrative expenses	$191,350	$148,340
(1)Charges for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Effective Income Tax Rate
(unaudited)

	Three months ended March 31,
	2024	2023
Effective income tax rate	22.0%	22.5%
Tax impact of non-GAAP adjustments(1)	0.1	-
Adjusted effective income tax rate	22.1%	22.5%
(1)Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Restaurant Level Operating Margin
(in thousands)
(unaudited)

	Three months ended March 31,
	2024	Percent of total revenue	2023	Percent of total revenue
Income from operations	$441,292	16.3%	$367,606	15.5%
Non-GAAP Adjustments
General and administrative expenses	204,625	7.6	148,340	6.3
Depreciation and amortization	83,243	3.1	76,585	3.2
Pre-opening costs	7,211	0.3	6,198	0.3
Impairment, closure costs, and asset disposals	5,479	0.2	8,361	0.4
Total non-GAAP Adjustments	$300,558	11.1%	$239,484	10.1%
Restaurant level operating margin	$741,850	27.5%	$607,090	25.6%